UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2016

BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 8, 2016, BFC Financial Corporation (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that the Company’s Board of Directors declared a quarterly cash dividend payment of $0.005 per share on the Company’s Class A Common Stock and Class B Common Stock. The dividend is payable on July 20, 2016 to all holders of record of the Company’s Class A Common Stock and Class B Common Stock at the close of trading on June 20, 2016. The Company also announced in the press release that its Board of Directors has indicated its intention to declare regular quarterly cash dividends of $0.005 per share on the Company’s Class A Common Stock and Class B Common Stock (an aggregate of $0.02 per share annually). It is noted, however, that future dividend payments on the Company’s Class A Common Stock and Class B Common Stock will be subject to declaration by the Company’s Board of Directors in its discretion, and the Company may not make dividend payments on its Class A Common Stock or Class B Common Stock in the future as anticipated, including on a regular quarterly basis and/or in the amount anticipated, or at all.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1Press release dated June 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: June 10, 2016
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Executive Vice, President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated June 8, 2016